Exhibit 10.3

Final for Execution

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of April 22, 2021, between Wearable Devices Ltd., an Israeli corporation (the “Company”), and each purchaser identified on the signature pages of Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, if applicable, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, prior to the date hereof, certain Purchasers listed on Exhibit A-1 (the “Lenders”) have made available to the Company a total convertible financing amount of $2,900,000 (together with interest accrued thereon, if and where applicable, the “Financing Amount”) pursuant to certain Convertible Security Agreements by and between the Company and each of the Lenders, on such dates as indicated opposite each Lender’s name of Exhibit A-1 (the “Financing Agreements”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to raise additional capital of $3,025,000 (excluding the conversion of the Financing Amount), by means of issuance of the Company’s Ordinary Shares and Warrants (defined below) to purchase the Ordinary Shares; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alpha” means Alpha Capital Anstalt, a Liechtenstein anstalt.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Friday, Saturday, Sunday or other day on which commercial banks in The City of New York or Tel Aviv are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or Tel Aviv are generally are open for use by customers on such day.

“Closing Date” means a date agreed between the Company and the Purchasers which is a Business Day on which all of the Transaction Documents have been executed and delivered by the parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount due at the Closing and (ii) the Company’s obligations to deliver the Shares due at the Closing, in each case, have been satisfied or waived.

“Commission” means the United States and Exchange Commission or the Israeli Securities Authority, if applicable.

“Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to the Company’s Equity Incentive Plan, or any other stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the lock-up period set forth herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) Shares issued due to a Recapitalization Event.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(y).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 3.3(c).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Per Share Purchase Price” means the price per one Ordinary Share equal to $2.251793 as of the Closing, based on a $24,000,000 pre-money valuation of the Company (on a fully diluted basis, assuming the Financing Amount had been converted) subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement but before the date of the Closing.

“The Per Share Purchase Price at the IPO,” is the price per one Ordinary Share of the Company at the closing of the Qualified IPO.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Company Date” means the date that the Company completes a Qualified IPO.

“Purchaser Party” shall have the meaning ascribed to such term in Section 3.5.

“Qualified IPO” means an initial public offering of the Shares of the Company, registered pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or the securities laws of another jurisdiction as determined by the Board of Directors, raising a gross amount of at least $US10,000,000 and resulting in the listing of the Ordinary Shares on a Trading Market (which shall not include any market operated by OTC Markets, Inc.), and with the prior written consent of Alpha.

“Recapitalization Event” means any event of share combination or subdivision, share splits, share dividends, bonus share issuance, combination or any other reclassification, reorganization or recapitalization or change of the Company’s share capital where the shareholders retain their proportionate holdings in the Company, on an as-converted basis.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Equity Sales” shall have the meaning ascribed to such term in Section 3.10(a).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing), the Tel Aviv Stock Exchange, or any other recognized stock exchange on which the Company’s securities shall be registered for trade.

“Transaction Documents” means this Agreement, Company’s incorporation documents, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company until the Public Company Date, and thereafter any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.

(a) Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, at a price per share equal to the Per Share Purchase Price, an aggregate of 1,343,375 Shares, and up to 671,688 Shares, assuming all Warrants are exercised, which Share numbers are subject to adjustments pursuant to the terms hereof, in consideration for an aggregate financing amount of $3,025,000.

(b) On the Closing Date, each Purchaser agrees, severally and not jointly, to purchase and the Company agrees to sell and issue to each Purchaser that number of Ordinary Shares, set forth opposite each Purchaser’s name on Exhibit A, in consideration for the Subscription Amount.

(c) Issuance of Warrants. On the Closing Date, each Purchaser shall also be issued, for no additional consideration, a warrant in the form attached hereto as Exhibit B (the “Warrant”), to purchase additional Ordinary Shares (“Warrant Shares”), for an aggregate amount equal to 50% (fifty percent) of such Purchasers’ Subscription Amount (“Exercise Amount”), for an exercise price per Warrant Share which is equal to 125% (One Hundred and Twenty Five Percent) of the Per Share Purchase Price at the IPO (“Exercise Price”). References herein to the Shares shall include, as applicable, the Warrant Shares, upon the due exercise of the Warrants and their conversion into Ordinary Shares. The Warrants shall be exercisable until the earlier to occur of: (i) Eighteen (18) months from the Public Company Date; (ii) a Change of Control (defined below), or (iii) the third anniversary of the Closing Date (the “Exercise Period”). This Warrant shall, at the end of the Exercise Period, no longer be exercisable and become null and void.

A “Change of Control” means any of the following events (whether in one or in a series of related transactions): (i) a sale of all or substantially all of the Company’s assets or the majority of the shares; (ii) a merger, consolidation or other business combination of the Company with or into another entity (other than a wholly owned subsidiary) in which the Company’s shareholders immediately prior to such transaction do not hold a majority of the voting power of the surviving entity; (iii) the sale, lease, transfer, or exclusive license or other disposition of all or substantial all of the Company’s intellectual property.

(d) Per Share Purchase Price Protection. If the Company closes a Qualified IPO (1) within 9 months from the Closing (“First Period”), based on a Per Share Purchase Price at the Qualified IPO, reflecting a pre-money valuation of US$26,400,000, or a lower one, then each of the Purchasers shall receive additional Ordinary Shares, reflecting the number that each such Purchaser would have received for the Subscription Amount had the Per Share Purchase Price at the Closing had been 90% of the Per Share Purchase at the IPO (“Adjusted PPS”), less the number of Ordinary Shares that each Purchaser actually received at the Closing. The number of Warrant Shares covered by each such Warrant shall be increased assuming the Exercise Amount is divided by the Adjusted PPS; (2) after the First Period, based on a Per Share Purchase Price at the Qualified IPO, reflecting a pre-money valuation of US$26,400,000, or a lower one, then each of the Purchasers shall receive additional Ordinary Shares, reflecting the number that each such Purchaser would have received for the Subscription Amount had the Per Share Purchase Price at the Closing had been 80% of the Per Share Purchase Price at the IPO (“Discounted PPS”), less the number of Ordinary Shares that each Purchaser actually received at the Closing. The number of Warrant Shares covered by each such Warrant shall be increased assuming the Exercise Amount is divided by the Discounted PPS. In both cases, the Company shall issue to the Purchasers the additional Ordinary Shares and new Warrants reflecting the foregoing adjustments within 14 days following the completion of the IPO.

(e) Conversion of Financing Amount. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue to the Lenders, such number of Ordinary Shares (“Conversion Shares”), as set forth opposite each Lender’s name in Exhibit A-1, at a Per Share Purchase Price equal to Per Share Purchase Price, minus the discount set forth in the applicable Financing Agreement, in consideration for the conversion of the Financing Amount outstanding under the Financing Agreements, including interest accrued thereon, if and when applicable according to the relevant Financing Agreements (the “Financing Conversion Shares”). References herein to the Shares shall include, as applicable, the Financing Conversion Shares.

(f) On the Closing Date, each Purchaser shall deliver via wire transfer, immediately available funds such amount (a) equal to such Purchaser’s Subscription Amount as set forth in Exhibit A attached hereto to the Company and Company shall deliver to each Purchaser its respective Shares. Each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the exchange of documents and signatures or at a location as the parties shall mutually agree. The Company shall adopt on or before the Closing the Amended and Restated Articles of Association in the form attached hereto as Exhibit C (the “Restated Articles”). The Shares shall have and confer upon the holders thereof the rights, preferences, privileges and restrictions set forth in the Restated Articles, as may be amended from time to time in accordance with their terms.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) true and correct copies of written resolutions, or minutes of a meeting, of the Board of Directors of the Company, approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) the conversion of all existing Ordinary A Shares of the Company into Ordinary Shares of the Company according to the provisions of the Company’s Articles of Association in effect immediately prior to the Closing, (ii) the conversion of the Financing Amount into Ordinary Shares according to the terms of the Financing Agreements, (iii) the issuance of the Warrants to the Purchasers according to the terms hereof, (iv) authorizing the issuance and sale of each of the Shares against payment of the Per Share Purchase Price therefor; and (iii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto;

(iii) true and correct copies of unanimous written resolutions of the Company’s shareholders approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) the adoption of the Restated Articles as an amendment and restatement of the existing Articles of Association of the Company as in effect prior to the Closing; (ii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto and (iii) waivers by each of the Company’s shareholders regarding any preemptive rights, rights of first refusal, rights of co-sale, rights of tag-along, anti-dilution rights and/or other similar rights in connection with the issuance of the Shares under the Closing;

(iv) A copy of the Restated Articles;

(v) Executed copies of the Warrants issued to each Purchaser at the Closing;

(vi) The Financing Agreement of each Lender is delivered to or marked cancelled by the Company in consideration for certificates evidencing the issuance of the Conversion Shares to, and in the name of, the Lender;

(vii) a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(viii) copy of the register of shareholders of the Company, certified by an executive officer of the Company and prepared in accordance with Section 130 of the Israeli Companies Law, 5759–1999, as amended (the “Shareholders Register”), in which the respective purchased Shares issued at the Closing are registered in the name of each of the Purchasers;

(ix) duly completed notices to the Israeli Registrar of Companies, ready for immediate filing, as are required for all matters arising from this Agreement and the transactions contemplated hereby (including, of the issuance of the purchased Shares at the Closing, the adoption of the Restated Articles, and the changes to the composition of the Board of Directors, if any;

(x) true and correct copy of the notice to the Israel Innovation Authority (previously known as the Office of the Chief Scientist of Israel’s Ministry of Economy) (“IIA”), in the form attached hereto as Schedule 2.2(a)(x), with respect to this Agreement and the transactions contemplated hereunder;

(xi) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(b) a certificate of the Chief Executive Officer, attesting that that the Company’s representations and warranties herein remain true and correct as of the Closing Date and that the Company continues to be in compliance with all covenants of the Company applicable at the time of the Closing, and that no Material Adverse Effect (as defined in Section 3.1) has occurred.

(c) On or prior to each Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) Undertaking to IIA executed by such Purchaser in the form attached hereto as Schedule 2.2 (a)(x); and

(iii) If applicable such Purchaser’s Subscription Amount for the Closing by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(c) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Sections 2.2(a)-(b) of this Agreement, as applicable; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business in the State of Israel, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company is not qualified to do business as a foreign corporation in any jurisdiction outside of Israel.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, to Company’s knowledge, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and the Restate Articles. The Company has reserved from its duly authorized capital the maximum number of Ordinary Shares issuable pursuant to this Agreement.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) includes the number of Ordinary Shares owned of record, by the shareholders of the Company as of the date hereof as well as Ordinary Shares reserved, granted or unallocated as options to employees and service providers of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents other than as set forth in the Restated Articles. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever granted by the Company relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for granted by the Company, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary granted by the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock or share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding securities of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all the applicable securities laws, and none of such outstanding securities was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholder agreements or other similar agreements with respect to the Company’s securities to which the Company is a party.

(h) Financial Statements. The financial statements of the Company included in Schedule 3.1(h) comply in all material respects with applicable accounting requirements and the rules and regulations applicable in the State of Israel with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Israeli generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included in Schedule 3.1(h), except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its equity securities and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. Except for the issuance of the Shares contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be expected to have a Material Adverse Effect on the Company.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (Israeli, U.S. federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k) Employment Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Israeli state laws and regulations relating to employment and employment practices (including but not limited to employment, termination of employment, enforcement of labor laws, discrimination in employment, sexual harassment and other forms of harassment, terms and conditions of employment, notice to employees regarding employment terms, employee benefits (including contribution to the employees’ benefits), worker classification (including the proper classification of workers as Company’s contractors), engagement of Company servicers providers (including catering, security and cleaning services), wages, pay slips, working hours, overtime and overtime payments, working during rest days, social benefits contributions, termination and severance payment, engaging employees through services providers (including manpower employees and outsource employees), and occupational safety and health and employment practices, immigration), except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than their salaries, the employees of the Company are not entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions. The Company has withheld and paid to the appropriate governmental entity, insurance companies, pension or similar fund or is holding for payment not yet due to such entities all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization which are applicable by Extension Order to all the employees in Israel. To the Company’s best knowledge, no employee has violated any material term of his or her employment agreement (whether oral or in writing). To the Company’s knowledge, none of its employees, consultant and service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s, consultant’s or service provider’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the transactions contemplated hereunder, nor the carrying on of the Company’s business by the employees, consultants and/or service providers of the Company, nor the conduct of the Company’s business as now conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee, consultant, or service provider is now obligated to the Company. The Company has no unsatisfied obligations of any nature to any of their former employees or consultants, and their termination was in compliance with all applicable legal requirements and contracts. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its current or former employees or company’ services providers, which controversies have or would reasonably be expected to result in a legal proceeding before any competent court in Israel. The Company has not received notice of complaints, charges or claims against the Company and, to the Company’s knowledge, no such complaints, charges, investigation of any kind or claims are threatened, by or before any competent court or based on, arising out of, in connection with or otherwise relating to the employment or engagement or termination of employment or engagement or failure to employ or engage by the Company, of any individual. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its current or former employees or its consultants, which controversies have or would reasonably be expected to result in a lawsuit before any competent court. Schedule 3.1(k) of the Disclosure Schedules sets forth, with respect to all employees, the rates and the salary basis for such contributions, whether such Person, is subject to Section 14 Arrangement under the Israeli Severance Pay Law - 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary), accrued and unused vacation days and prior notice of termination requirements.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been, to the Company’s knowledge, in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) , to the Company’s knowledge, are in compliance with all Israeli laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Independent Contractors. Schedule 3.1(p) of the Disclosure Schedules lists the particulars (the name, title and function, date of commencement of services and material terms of agreement and benefits, including termination notice, current remunerations and department) of all freelancers with which the Company has entered into an agreement or engaged the services of, which are currently in effect. Except as set forth on Schedule 3.1(p), all of such independent contractors are a party to a written Contract with the Company. True and accurate listing of all benefits and terms payable or which the Company is bound to provide (whether now or in the future) to each independent contractor or in respect of each independent contractor are described in a true, accurate and complete manner in Schedule 3.1(p). Each Person who has provided services to the Company and was classified and treated as an independent contractor, consultant, leased employee, volunteer, or other non-employee service provider was to the Company’s best knowledge properly classified and treated as such for all applicable purposes under applicable Law and would not reasonably be expected to be reclassified by any governmental authority as an employee of the Company, for any propose whatsoever and the Company has not engaged any consultants, sub-contractors, sales agents or freelancers who, according to any Law applicable in the jurisdiction of residence or location of services of such contractors, would be entitled to the rights of an employee vis-à-vis the Company. Each Contract with such Person contains provisions which state that no employer-employee relations exist between such consultant or contractor and the Company. No Company contractor and consultant or former Company contractor and consultant has issued to the Company a written notice of a claim or any other allegation that such contractor and/or consultant was not rightly classified as an independent contractor.

(q) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as currently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements of the Company, a written notice of a claim or otherwise has any knowledge, without making any inquiry, that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company and without making any inquiry, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.1(q) of the Disclosure Schedules, none of the Company’s Intellectual Property Rights was developed by or for or on behalf of, or using grants or any other subsidies of, any governmental entity or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company’s Intellectual Property (“Grants”). Schedule 3.1(q)(A) of the Disclosure Schedules sets forth: (a) the aggregate amount of each Grant; (b) the aggregate outstanding obligations of Company under each Grant with respect to royalties or other payments; (c) the outstanding amounts to be paid to Company under the Grants by the governmental entity, if any, and (d) the composition of such obligations or amount by the patent, other Intellectual Property, product or product family to which it relates. Company is in material compliance with the terms and conditions of each Grant. To the Company’s best knowledge, there is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any Grant. Except as set forth in Schedule 3.1(q)(B) of the Disclosure Schedules, no current or former employee or consultant, of the Company, who was involved in, or who contributed to, the creation or development of any of the Company’s Intellectual Property Rights, has performed services for a government, university, college, or other educational institution or research center during a period of time during which such employee or consultant was also performing services for the Company.

(r) Insurance. A list of the Company’s insurance policies is set forth in Schedule 3.1(r). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(s), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Certain Fees. Except as listed in Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Except as listed in Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act or the Exchange Act, or any Israeli equivalent law, of any securities of the Company or any Subsidiary.

(x) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, of which the Company is aware, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(y) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Israeli income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company or of any Subsidiary know of no basis for any such claim. The Company has not made any elections pursuant to the Israeli Income Tax Ordinance [New Version], 1961 (other than elections that relate solely to method of accounting, depreciation or amortization). The Company is duly registered for purposes of Israeli value added tax and have complied in all material respects with all requirements concerning value added taxes.

(aa) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used, promised or authorized any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA and/or violated Sections 291 and 291A of the Israeli Penal Law 5737-1977.

(cc) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules.

(dd) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) FDA, Agriculture. The Company makes no product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) or the U.S. Department of Agriculture, and any Israeli equivalent ministries or agencies.

(gg) Share Option Plans. The Company has duly adopted the Share Ownership and Option Plan (the “Equity Incentive Plan”) and a correct and complete copy of the Equity Incentive Plan, as well as all option awards thereunder, have been provided to the Purchasers. The Equity Incentive Plan is the only equity-based incentive plan currently in effect with respect to the Company. Schedule 3.1(gg) of the Disclosure Schedules accurately sets forth all of the issued and outstanding options to acquire share capital of the Company under the Equity Incentive Plan (“Options”), and the number of issued and outstanding Options held by each holder thereof, the number of Ordinary Shares into which such Options are exercisable by such holder, in each case as of the date of this Agreement and the date of grant or issuance, as applicable, and the exercise price thereof, the date on which such Option was granted or issued and expiration date, the applicable vesting schedule and any acceleration provision, if any, and the extent to which such Option is vested and exercisable as of the date hereof. The Options were duly authorized and were not issued in violation of any applicable law, the requirements set forth in the Equity Incentive Plan or the preemptive or similar rights of any Person. The Equity Incentive Plan is intended to qualify as a capital gains route plan under Section 102(b)(2) of the Israeli Tax Ordinance [New Version], 5724 – 1961 (the “Israeli Tax Ordinance”) and is deemed approved by passage of time without objection by the Israeli tax authorities. All options which have been originally intended or purported to be granted by the Company pursuant to the capital gains route under Section 102(b)(2) of the Israeli Tax Ordinance and all shares issued upon exercise of such Options (collectively, the “102 Options”), have been issued and to the Company’s knowledge, maintained in compliance in all respects with the applicable requirements of Section 102 of the Israeli Tax Ordinance, and the regulations, rules and guidelines promulgated in writing thereunder. Each grant of Option was duly authorized by all necessary corporate action, including, as applicable, approval by the Board and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was executed and delivered by each party thereto.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll) Data Privacy. Except as set forth in Schedule 3.1(ll)(A) of the Disclosure Schedules, to Company’s knowledge, the Company has and is currently taking the measures required by any and all applicable law or any applicable binding directive, guidelines or requirements of a regulator in all relevant jurisdictions to protect the privacy of any Personal Information (as defined below) (the “Data Privacy Laws”) in connection with Company’s collection, storage, use, transfer of, (a) any personally identifiable information from any individuals, including name, address, telephone number, email address, financial account number, government-issued identifier, and any other data used or intended to be used to identify, contact or precisely locate a person, (b) any information from or about an individual whose use, aggregation, holding or management is restricted under any applicable Law, (c) Internet Protocol address or other persistent identifier; (d) “information” as defined by the Israeli Privacy Protection Law (whether or not such “information” constitutes “sensitive information” as defined thereunder) (collectively “Personal Information”) to maintain in confidence such Personal Information. Except as set forth in Schedule 3.1(ll)(B) of the Disclosure Schedules, to Company’s knowledge, the Company has at all times complied with the Data Privacy Laws, and is in compliance with any contractual obligations, if any, relating to privacy, data protection, and the collection, storage and use of the Personal Information, if any. No claims have been asserted or, to the best knowledge of the Company, are threatened against the Company by any Person alleging a violation of any Person’s or any entity’s privacy, personal or confidentiality rights under the Data Privacy Laws and/or contractual obligations relating to privacy. To the best knowledge of the Company, there has been no unauthorized access to or other misuse of Personal Information. The Company has never reported a data breach to any relevant regulator in any jurisdiction.

(mm) Governmental Funding. Other than as listed in Schedule (mm), the Company has not applied, obtained or received any grant, loan, incentives, benefits (including tax benefits), subsidies or other assistance from any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities, including, from the IIA. The Company is an “approved enterprise” within the meaning of the Israeli Encouragement of Capital Investments Law, 1959. The Company was and is in compliance, in all material respects, with the terms and conditions of any such recognitions, grants or benefits. Other than as set forth in Schedule 3.1(mm) of the Disclosure Schedule, no royalties, interest, participation fees or other payments are payable or will be payable by the Company as a result of such grants or benefits. The consummation of the transactions contemplated hereby will not affect the continued qualification for such grants or benefits, the terms or duration thereof or require any reimbursement, repayment, refund or cancellation of any previously claimed or received grants or benefits.

(nn) No Disqualification Events.  With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder, if such disclosure is required.

(oo) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person, if applicable) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

(pp) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No approval or consent from any person, entity or authority, is required by the Purchaser for the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is party, and any and all agreements and instruments ancillary hereto or thereto.

(b) Own Account. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, and on the Closing Date it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, or (iii) if such Purchaser is Israeli then it qualifies as an “investor” under Section 15(A)(b)(1) of the Israeli Securities Law, 1968, is an investor of the type listed in the First Supplement to the Israeli Securities Law, 1968, and is aware of the significance of being such an investor.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company’s business, assets and financial position and has reviewed and inspected all of the data and information provided to it by the Company in connection with the execution of this Agreement. The Purchaser acknowledges that (i) the issuance of the Shares hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its shares, and (ii) the investment contemplated herein involves a high degree of risk that may result in the Purchaser losing its entire investment hereunder.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) No Breach. Neither the execution and delivery of any of the Transaction Documents nor compliance by the Investor with the terms and provisions thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the organizational documents of such Purchaser, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which such Purchaser is a party or to which it is subject, or (iv)  applicable law.

(g) No Public Market. Such Purchaser understands that the Shares have not been registered under any applicable securities law and no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(h) Disclosure. Such Purchaser acknowledges that except for the representations and warranties of the Company contained in this Agreement, or any other Transaction Document or exhibit hereto or thereto, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no third party is authorized to make any such representations and warranties on behalf of the Company.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

OTHER AGREEMENTS OF THE PARTIES

3.3 Transfer Restrictions.

(a) Notwithstanding any other provision of this Agreement, as a condition to the issuance of any Shares to the Purchasers, each of the Purchasers shall be required to execute and deliver a lock-up agreement for a period of 180 days from the Public Company Date (“Lock-Up Period”), substantially in the form attached hereto as Exhibit D (a “Lock-Up Agreement”) in respect of such Shares. The Company shall be entitled, in its absolute discretion, to refrain from issuing any Shares in uncertificated form until the expiry of the applicable lock-up period set out in the Lock-Up Agreement and shall instead issue to the relevant Purchaser a certificate in respect of such Shares which includes a legend referring to the lock-up applicable thereto. Notwithstanding the aforesaid, the Lock-Up Period, shall automatically expire earlier, if for three (3) consecutive trading days during the Lock Up Period, the closing price of the Shares shall be at least double the Per Share Purchase Price at the IPO.

(b) Subject to the provisions hereof and of the Lock-Up Agreements, the Shares may only be disposed of in compliance with Israeli corporate and securities laws, and the Restated Articles, and following the Public Company Date, in connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement and of the Lock-Up Agreement; provided, no subsequent transferee (other than an Affiliate of a Purchaser) shall have any rights to designate a member of the Board of Directors.

(c) The Purchasers agree to the imprinting, so long as is required by this Section 3.3 under either Israeli or United States law, of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Subject to the terms hereof and of the Lock-Up Agreement, following the Public Company Date, (if the Company is the public entity, and if the Company is acquired by a public entity, it shall require as a condition of its acquisition by the public entity that the public entity agree that) certificates evidencing the Shares shall not contain any legend, (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 other than to an affiliate of the Company, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Purchaser shall provide the Company with a “no action” letter from the SEC or a legal opinion confirming the same. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. Subject to the terms hereof and of the Lock-Up Agreement , the Company agrees that following the Public Company Date or at such time as such legend is no longer required under this Section 3.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 3. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Shares issued with a restrictive legend.

3.4 Use of Proceeds. Except as set forth on Schedule 3.4 attached hereto, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

3.5 Indemnification of Purchasers. Subject to the provisions of this Section 3.5, the Company will indemnify and hold each Purchaser (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Losses”) that any such Purchaser Party may suffer or incur as a direct result of or arising out of to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, up to a maximum amount not to exceed the amount actually invested by the applicable Purchaser Party under this Agreement.

3.6 Subject only to fraud, willful or intentional misrepresentation or willful misconduct, with respect to which none of the following limitations shall apply:

(a) No indemnification shall be provided in connection with any claims that are less than US$100,000 in the aggregate (provided that if the claims are in greater amount, then indemnification shall be paid from the first dollar).

(b) All representations and warranties under Section 3.1 of this Agreement shall survive the Closing, if applicable, for a limited period, until the earlier of (i) 24 months following the Closing, and (ii) the consummation of a Change of Control or an IPO of the Company (as such terms are defined herein). Unless a Change of Control or an IPO of the Company is consummated, the representations and warranties set forth in Sections 3.1 (b) (Organization and Qualification), 3.1 (c) (Authorization; Enforcement), 3.1(e) (Filings, Consents and Approvals), 3.1 (g) (Capitalzation), 3.1 (q) (Intellectual Property), 3.1 (z) (Tax Status) shall survive until 48 months following the Closing. The provisions of this Section 3.6 shall be deemed to constitute a separate written legally binding agreement among the parties hereto, in accordance with the provisions of Section 19 of the Israeli Limitation Law, 5718-1958.

3.7 If any action shall be brought against any Purchaser Party and/or Company in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

3.8 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

3.9 Listing of Ordinary Shares. As of the Public Company Date (if the Company is the public entity, and if the Company is acquired by a public entity, it shall require as a condition of its acquisition by the public entity that the public entity agree that), the Company hereby agrees to use best efforts to maintain the listing or quotation of the Ordinary Shares. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any Trading Market, it will then include in such application all of the Shares, and will take such other action as is reasonably necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. If the Company is the public entity, and if the Company is acquired by a public entity, it shall require as a condition of its acquisition by the public entity that the public entity agree that the Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

3.10 Subsequent Equity Sales.

(a) Beginning on the date hereof and until the earlier of (i) the 90th calendar day after the expiration of the restriction period set forth in the Lockup Agreement or (ii) three years from the Closing Date, if the Company or any Subsidiary shall issue any Ordinary Shares or Ordinary Share Equivalents, in an equity transaction other than in an Exempt Issuance, (a “Dilutive Issuance”) entitling any person or entity to acquire Ordinary Shares at an effective price per share less than the Per Share Purchase Price (subject to prior adjustment for reverse and forward stock splits and the like) (the “Discounted Purchase Price,” as further defined below), then, for no additional consideration, the Company shall immediately issue to each Purchaser that number of additional Shares equal to (a) the Per Share Purchase Price paid by such Purchaser at the Closing divided by the Discounted Purchase Price, less (b) the Shares issued to such Purchaser at the Closing pursuant to this Agreement and pursuant to this Section 3.10(a).. The term “Discounted Purchase Price” shall mean the amount actually paid in new cash consideration by third parties for each Ordinary Share in the Dilutive Issuance. The sale of Ordinary Share Equivalents shall be deemed to have occurred at the time of the issuance of the Ordinary Share Equivalents and the Discounted Purchase Price covered thereby shall also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per Ordinary Share underlying the Ordinary Share Equivalents received by the Company upon such sale or issuance of the Ordinary Share Equivalents). If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. Additionally, prior to any issuance to a Purchaser pursuant to this Section 3.10, such Purchaser shall have the right to irrevocably defer such issuances to such Purchaser under this Section 3.10, in whole or in part, for continuous periods of not less than 75 days.

(b) Notwithstanding the foregoing, this Section 3.10 shall not apply in respect of an Exempt Issuance.

3.11 Board Observer Rights. From the Closing Date until the Public Company Date, Alpha shall have the right, but not any obligation, to designate one person, reasonably acceptable to the Company, to attend all Board meetings and conference calls as an observer, with no right to vote on any matter. Such observer shall receive all information, written or oral, which Company management provides to the other Directors of the Company from time to time.

3.12 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

3.13 Public Company. The Company agrees to use commercially reasonable best efforts to list its Ordinary Shares (or ADRs representing Ordinary Shares) on a Trading Market within one year of the Closing Date. Such listing may be in the form of an initial public offering at an equity enterprise valuation of not less than $24,000,000, or a merger with a company whose shares are listed on such exchange. In connection with such listing, the Company agrees to use best efforts, (i) within 20 calendar days following the Closing Date to engage the services of a “Big 4” auditing firm to audit the Company’s year-end financial statements for 2019 and 2020 in accordance with International Financial Reporting Standards (“IFRS”) acceptable to the Commission and (ii) promptly after the Closing Date, if necessary, hire a Chief Financial Officer with significant public company reporting experience.

ARTICLE IV.
AFFIRMATIVE COVENANTS BY THE COMPANY

4.1 Filing with the Israeli Registrar of Companies. As soon as possible following each Closing, and in any event no later than 14 days following each Closing, the Company shall file all required notices set forth in Section 2.2(a)(viii) with the Israeli Registrar of Companies.

4.2 Filing with IIA. As soon as possible following the Closing, and in any event no later than 14 days following the Closing, the Company shall file all required notices set forth in Section 2.2(a)(x) with IIA.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Following the Public Company Date (if the Company is the public entity, and if the Company is acquired by a public entity, it shall require as a condition of its acquisition by the public entity that the public entity agree that) the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at a majority in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 6.4 shall be binding upon each Purchaser and holder of Shares and the Company.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a majority of the Purchasers (other than by merger). Subject to the terms hereof and of the Lock-Up Agreements, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise explicitly set forth herein.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in Tel-Aviv-Jaffa. Each party hereby irrevocably submits to the exclusive jurisdiction of these courts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company hereunder, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Replacement of Share Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificates.

5.12 Sole Remedy. The indemnification provided by the Company herein and the enforcement of such indemnification shall be the sole and exclusive remedies available to the Purchasers against the Company for any breach of a representation or warranty or covenant by the Company.

5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents, even if for reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through one entity or one legal counsel. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.14 Fridays, Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.16 Confidentiality. No party to this Agreement shall disclose or issue any public statement or press release concerning, or relating to, this transaction, without the prior written approval of the other party of the substance and form of any such statement or release, except as, and only to the extent required, (a) to exercise any of its rights or fulfill any of its obligations under the Agreement, or (b) as may be required under applicable Law.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Wearable Devices Ltd.			Address for Notice:

By:	/s/ Asher Dahan		Email:
	Name:	Asher Dahan	asher.dahan@wearabledevices.co.il
	Title:	CEO; Director

With a copy to (which shall not constitute notice):
Email: ohareven@sullivanlaw.co.il

Oded Har Even, Adv.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Company’s Signature page- SPA dated April 22, 2021]

EXHIBIT A

[PURCHASER SIGNATURE PAGES TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Alpha Capital Anstalt

Signature of Authorized Signatory of Purchaser: /s/ Nicola Feuerstein

Name of Authorized Signatory: Nicola Feuerstein

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: feuerstein@alphacapital.li

Address for Notice to Purchaser: Altenbach 8, FL 9490 Vaduz

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Subscription Amount:

At the Closing: $1,000,000

Shares: 444,091

EXHIBIT A-1

LIST OF LENDERS

O.O Tamar LTD
El Qadsiya 2008 LTD
Algodar LTD
Mr. Yu Lau
Mudra CEO LLC
Hubble Ventures Co., Ltd.

EXHIBIT B

WARRANT

THIS WARRANT AND THE SHARES WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAW OF ANY NON-U.S. JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE SECURITIES LAW OF ANY NON-U.S. JURISDICTION UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR ANY OTHER SECURITIES LAW OF A NON-U.S. JURISDICTION.

WARRANT TO PURCHASE SHARES

OF

WEARABLE DEVICES LTD.

April 22, 2021

Terms not defined herein shall have the meaning ascribed to them in the Share Purchase Agreement executed on or around the date hereof (“SPA”).

Wearable Devices Ltd. an Israeli company, Reg. No. 51-505611-7 (the “Company”), hereby grants to Alpha Capital Anstalt (the “Holder”) the right to purchase from the Company during the exercise period set forth in Section 2 below, up to 8,690 Ordinary Shares of the Company, par value NIS 0.01 (the “Warrant Shares”), subject to the terms and conditions set forth below (“Warrant”).

1. Exercise Price. The exercise price for each Warrant Share purchasable hereunder shall be equal to an amount in United Stated Dollars which is 125% (One Hundred and Twenty Five Percent) of the Per Share Purchase Price at the IPO (as defined in the SPA), subject to adjustments under Section 6 of this Warrant (the “Exercise Price”).

2. Term. The Warrants shall be exercisable until the earlier to occur of: (i) Eighteen (18) months from the Public Company Date; (ii) a Change of Control (defined below), or (iii) the third anniversary of the Closing Date (the “Term”).

A “Change of Control” means any of the following events (whether in one or in a series of related transactions): (i) a sale of all or substantially all of the Company’s assets or the majority of the shares; (ii) a merger, consolidation or other business combination of the Company with or into another entity (other than a wholly owned subsidiary) in which the Company’s shareholders immediately prior to such transaction do not hold a majority of the voting power of the surviving entity; (iii) the sale, lease, transfer, or exclusive license or other disposition of all or substantial all of the Company’s intellectual property.

3. Exercise of Warrant. This Warrant may be exercised in whole or in part on one or more occasions during its Term.

a. Exercise for Cash. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto as Exhibit A, duly completed and executed on behalf of the Holder.

b. Issuance of Shares on Exercise. The Company agrees that the Warrant Shares acquired hereunder shall be issued against receipt of the Notice of Exercise and payment (as provided in Section 3(a) above) and the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full. In the event of a partial exercise, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

c. Conditional Exercise. In connection with any Change of Control, such exercise may be made conditional upon the completion of such transaction.

4. Fractional Interest. No fractional shares will be issued in connection with any exercise hereunder. In the event of fractional shares, the Company shall round the number of Warrant Shares issuable upon such exercise up to the nearest whole share.

5. Warrant Confers No Rights of Shareholder. This Warrant does not, by itself, entitle the Holder to any voting rights or other rights as a shareholder of the Company. The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable initially upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a. Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of its outstanding shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines its outstanding shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b. Adjustment for Certain Dividends and Distributions In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of its shares entitled to receive a dividend payable in additional shares, or other distribution payable in additional shares, then and in each such event the number of Warrant Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Warrant Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Warrant Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 6(b) as of the time of actual payment of such dividends or distributions.

c. Adjustment for Reclassification, Exchange and Substitution. If the Warrant Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or share dividend, provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s Amended and Restated Articles of Association (“Restated Articles”).

d. Reorganization. If at any time or from time to time there is a capital reorganization of its shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Subsection), then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Company, to which a holder of shares deliverable upon conversion would have been entitled on such capital reorganization. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this Subsection and the Restated Articles with respect to the rights of the Holder after the reorganization to the end that the provisions of this Subsection (including adjustment of the number of shares of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

e. Adjustment of Exercise Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

f. No Change Necessary; Certain IPO Adjustments. The form of this Warrant need not be changed due to any adjustment in the Exercise Price or in the number and/or character of Warrant Shares issuable upon its exercise; provided however, that if the Exercise Price and the number of Warrant Shares is adjusted pursuant to the provisions of Section 2.1(d) of the SPA, then the Company shall issue to the Holder a new Warrant reflecting such adjustments following completion of the IPO.

g. Other Events. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, any other event occurs as to which the provisions of this Section 6 do not strictly apply or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the provisions hereof, then the Board shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised immediately prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

h. General Protection. The Company will not, by amendment of its Restated Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof. The Company agrees and undertakes that at all times it will maintain and reserve such number of authorized but unissued Warrant Shares so that this Warrant may be exercised into Warrant Shares immediately pursuant to its terms.

7. Notice of Adjustments. Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 6 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of Warrant Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

8. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to its terms, in the event that the Company shall authorize:

(a)	A Change of Control; or

(b)	any transaction resulting in the expiration of this Warrant (for avoidance of doubt excluding the automatic expiration of the Warrant at the end of the Term);

the Company shall deliver to the Holder a written notice of the same, at least 7 business days prior to the designated record date of such event.

9. Transfer. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, other than to a Permitted Transferee, as defined in the Restated Articles.

10. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant

11. Representations and Warranties. The Company represents and warrants to the Holder as follows: (i) all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company’s obligations hereunder were taken prior to and are effective as of the effective date of this Warrant; (ii) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; (iii) the Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and not subject to any liens, claims, and encumbrances, preemptive rights or similar rights.

12. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or Shares certificate, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or Shares certificate, if mutilated, the Company will make and deliver a new Warrant or Shares certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or Shares certificate.

13. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or three business days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, or on the next business day following transmission and electronic confirmation of receipt if sent via electronic mail or facsimile, and addressed as follows: if to the Company – at the Company’s main offices; if to the Holder – at the address set forth opposite its signature below or at such other address which may be provided hereafter by the Holder to the Company in accordance herewith.

14. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel regardless of any applicable conflict of laws provisions, and the competent courts in Tel-Aviv-Jaffa, Israel shall have the sole and exclusive jurisdiction over all matters arising in connection with this Warrant.

15. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

16. Amendment; Waiver; Delay; Cumulative Remedies. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No delay or omission to exercise any right, power or remedy accruing to Holder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Warrant or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

17. Entire Agreement. This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

18. Taxes. Holder shall bear full responsibility for all tax obligations and consequences relating to the exercise of this Warrant or the Warrant Shares issuable upon the exercise of this Warrant, which by their nature apply to holders of warrants.  In the event that the Company is required under applicable law to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Warrant Shares, the Company will be entitled to withhold such taxes in accordance with applicable law, unless the Company is provided with a valid certificate exempting the Company from, or reducing the due withholding tax in respect of such payment as obtained from the Israeli Tax Authority.

[Signatures to Follow]

IN WITNESS WHEREOF, the Company has signed this Warrant to purchase Warrant Shares as of the date first appearing above.

/s/ Asher Dahan
Wearable Device Ltd.

Name:	Asher Dahan
Chief Executive Officer

Agreed and Acknowledged:

/s/ Nicola Feuerstein

Alpha Capital Anstalt

By:	Nicola Feuerstein

Date:	April 22, 2021

Address:
Altenbach 8, FL 9490 Vaduz
Attn: Nicola Feuerstein
Tel: 004232323195
Fax:
Email: feuerstein@alphacapital.li

[Signature page to Warrant 2021]

NOTICE OF EXERCISE

To: Wearable Devices Ltd.

1.	The undersigned hereby elects to purchase _________ Ordinary Shares of Wearable Devices Ltd., pursuant to the terms of the attached Warrant.

2.	Payment. Enclosed is payment / proof of payment of US$ [Exercise Price multiplied by the number of Warrant Shares] in cash.

3.	Please issue a certificate representing said shares in the name of the undersigned.

4.	Please issue a new Warrant for the unexercised portion (if any) of the attached Warrant in the name of the undersigned.

(Date)	(Print Name)

(Signature)

EXHIBIT C

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

EXIBIT D

FORM OF LOCK-UP AGREEMENT